Exhibit 10.1

May 10, 2016

Mr. Andrew Ryback

President and Chief Executive Officer

Plumas Bancorp

35 South Lindan Avenue

Quincy, California 95971

Re:     Amendment of Stock Purchase Warrant

Dear Mr. Ryback:

We reference that certain Stock Purchase Warrant No. CBC-0001 (the “Original Warrant”) issued by Plumas Bancorp, a California corporation (the “Company”), to Community BancCapital, L.P. a Delaware limited partnership (“CBC”), granting CBC the right to purchase 300,000 shares of the Company’s common stock at an exercise price set forth in the Original Warrant. We have engaged in certain discussions regarding the Company’s offer to repurchase from CBC one-half of the current value of the Original Warrant, and CBC’s willingness to accept such offer. Accordingly, this letter evidences our agreement to revise the Original Warrant to reflect the Company’s repurchase from CBC of one-half of the Original Warrant on the following terms:

1.     On May 10, 2016, CBC will surrender the Original Warrant to the Company, and the Company will reissue to CBC a replacement Warrant (the “Amended Warrant”) which contains all of the same terms and conditions as the Original Warrant except that the number of shares of Company common stock subject to such Amended Warrant will be changed to One Hundred Fifty Thousand (150,000) shares of Company common stock.

2.     Concurrently with the surrender of the Original Warrant and reissuance of the Amended Warrant, the Company will pay to CBC cash in the amount of Eight Hundred Sixty-Two Thousand Five Hundred Dollars ($862,500).

In witness of our joint agreement to the foregoing, the parties have caused this letter to be executed below by our respective officers or representatives as of the date first written above.

Very truly yours, COMMUNITY BANCAPITAL, L.P., By: CBC Partners GP, LLC, its General Partner /s/ Frank A. Reppenhagen Frank A. Reppenhagen Partner

Agreed to and accepted as of this 10th day of May, 2016.

PLUMAS BANCORP By: /s/ Andrew J. Ryback Name: Andrew J. Ryback Title: President and CEO